Exhibit 99.01
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Lynne Cox
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q4 and Fiscal Year 2009 Financial Results
SAN JOSE, Calif. — February 3, 2010 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the fourth quarter and fiscal year 2009.
     Cadence reported fourth quarter 2009 revenue of $220 million, compared to revenue of $227 million reported for the same period in 2008. On a GAAP basis, Cadence recognized net income of $2 million, or $0.01 per share on a diluted basis, in the fourth quarter of 2009, compared to a net loss of $1.63 billion, or $(6.55) per share on a diluted basis in the same period in 2008. Revenue for fiscal year 2009 totaled $853 million, compared to revenue of $1.04 billion in fiscal year 2008. The net loss for fiscal year 2009 was $150 million, or $(0.58) per share on a diluted basis, compared to a net loss of $1.86 billion, or $(7.30) per share on a diluted basis for fiscal year 2008. The GAAP net loss for the fourth quarter and fiscal year 2008 included a non-cash impairment charge of $1.36 billion, related to Cadence’s goodwill, intangible assets, and fixed assets. The impairment charge, which was driven by adverse economic conditions and a decline in Cadence’s market capitalization, had no effect on Cadence’s cash flows.
     In addition to using GAAP results to evaluate Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income or net loss, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, costs related to a withdrawn acquisition proposal and losses on the sale of shares of the target company stock, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance costs, restructuring charges and credits, amortization of discount on convertible notes, equity in losses (income) from investments, write-down of investments, impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.
     Using this non-GAAP measure, net income in the fourth quarter of 2009 was $15 million, or $0.06 per share on a diluted basis, as compared to a net loss of $11 million, or $(0.04) per share on a diluted basis, in the same period in 2008. For fiscal year 2009, non-GAAP net loss was $16 million, or $(0.06) per share on a diluted basis, compared to a net loss of $10 million and $(0.04) per share on a diluted basis in fiscal year 2008.
     “In 2009, we positioned Cadence for future growth. We improved our customer engagement, strengthened our foundation technology, and reduced our cost structure. We’ve identified new opportunities for growth, and renewed Cadence’s culture of innovation and accountability,” said Lip-Bu Tan, president and chief executive officer. “Our primary operational focus in the year was to enhance the level of research and development engagement at key accounts and open new business opportunities for the company.”
     “In 2009, we significantly improved operating efficiency while strategically redeploying resources,” said Kevin S. Palatnik, senior vice president and chief financial officer, adding, “I believe that with continued strong focus on execution, we will expand our position with customers, grow the top line and improve profitability over time.”
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Business Outlook
     For the first quarter of 2010, the company expects total revenue in the range of $210 million to $220 million. First quarter GAAP net loss per diluted share is expected to be in the range of $(0.10) to $(0.08). Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.00 to $0.02.
     For the full year 2010, the company expects total revenue in the range of $865 million to $900 million. On a GAAP basis, net loss per diluted share for fiscal 2010 is expected to be in the range of $(0.29) to $(0.19). Using the non-GAAP measure defined below, net income per diluted share for fiscal 2010 is expected to be in the range of $0.05 to $0.15.
     A schedule showing a reconciliation of the business outlook from GAAP net loss and diluted net loss per share to non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
     Lip-Bu Tan, Cadence’s President and Chief Executive Officer, and Kevin S. Palatnik, Cadence’s Senior Vice President and Chief Financial Officer, will host a fourth quarter and fiscal year 2009 financial results audio webcast today, February 3, 2010, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 3, 2010 at 5 p.m. (Pacific) and ending February 17, 2010 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. Cadence is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about Cadence and its products and services is available at www.cadence.com.

Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding Cadence’s fourth quarter and fiscal year 2009 results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Kevin S. Palatnik include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of the previously disclosed restructurings without significant unexpected costs or delays, and the success of Cadence’s other efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that the previously disclosed restructurings and other efforts to improve operational efficiency could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of the previously disclosed restructurings and other efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; (x) events that affect the reserves Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
     For a detailed discussion of these and other cautionary statements related to our business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s Annual Report on Form 10-K for the year ended January 3, 2009, Cadence’s Quarterly Report on Form 10-Q for the period ended October 3, 2009, and Cadence’s future filings.

Adoption of accounting principles required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification
     On the first day of fiscal 2009, Cadence adopted new accounting principles as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification. Accordingly, Cadence has adjusted the applicable prior period balance sheets and statements of operations to reflect the adjusted balance of the convertible notes and related items, and to record the amortization of the discount on the convertible notes as non-cash interest expense. A reconciliation of Cadence’s as-adjusted Condensed Consolidated Balance Sheets as of January 3, 2009 and its as-adjusted Condensed Consolidated Statements of Operations for the quarter and fiscal year ended January 3, 2009 to their respective statements as initially reported is included with this release.
GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income or net loss, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended, and is GAAP net income or net loss excluding, as applicable, amortization of intangible assets, stock-based compensation expense, in-process research and development charges, costs related to a withdrawn acquisition proposal and losses on the sale of shares of the target company stock, integration and acquisition-related costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance costs, restructuring charges and credits, amortization of discount on convertible notes, equity in losses (income) from investments, write-down of investments, impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets, in-process research and development charges and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because it enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is not directly attributable to the underlying performance of Cadence’s business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. During fiscal 2009 and the second half of fiscal 2008, Cadence commenced restructuring programs that it expects to complete by the end of fiscal 2010. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because exclusion of such charges permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude executive severance costs because these costs do not occur frequently. Cadence’s management believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains and expenses are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude the amortization of the discount on convertible notes because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Cadence’s management also believes it is useful to exclude the equity in losses (income) from investments and write-down of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income (expense) and are part of the company’s investment activities. Finally, Cadence’s management also believes it is useful to exclude impairment charges related to goodwill, intangible assets and fixed assets, and losses related to the liquidation of a subsidiary because these do not occur on a regular basis and are not part of the company’s direct costs of operations.
     During fiscal year 2009, Cadence’s non-GAAP net loss also excluded the impact of an income tax benefit associated with the temporary increase in the net operating loss carryback period for operating losses Cadence incurred in the United States. Cadence’s management believes it is useful to exclude the tax benefit associated with this change in the United States tax law because the extended net operating loss carryback period is only applicable for operating losses incurred during either fiscal 2008 or fiscal 2009.
     During fiscal year 2008, Cadence’s non-GAAP net loss also excluded the impact of tax expense associated with recording a valuation allowance against Cadence’s deferred tax assets. Cadence’s management believes it is useful to exclude the tax expense associated with this valuation allowance because Cadence does not expect changes in the valuation allowance of the magnitude recorded in the fourth quarter of 2008 to be recorded frequently.
     During fiscal year 2008, Cadence’s non-GAAP net loss also excluded the impact of tax expense associated with Cadence’s repatriation of foreign earnings. Cadence’s management believes it is useful to exclude the tax expense associated with the repatriation of foreign earnings because it resulted from an event that is not expected to occur frequently.
     During fiscal year 2008, Cadence’s non-GAAP net loss also excluded costs related to a withdrawn acquisition proposal and losses on the sale of shares of the target company stock which Cadence acquired as part of the proposed acquisition. Cadence’s management believes that in measuring Cadence’s operations it is useful to exclude the costs and the losses associated with this proposed acquisition because these items are not directly related to Cadence’s operating performance and resulted from events that are not expected to occur frequently.
     Cadence’s management believes that non-GAAP net income or net loss provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.
     The following tables reconcile the specific items excluded from GAAP net income or net loss and GAAP net income or net loss per diluted share in the calculation of non-GAAP net income or net loss and non-GAAP net income or net loss per diluted share for the periods shown below:

	Three Months Ended
	January 2, 2010	January 3, 2009
Net Income (Loss) Reconciliation		(As Adjusted)*
(in thousands)	(unaudited)
Net income (loss) on a GAAP basis	$1,790	$(1,634,105)
Amortization of acquired intangibles	4,391	10,310
Stock-based compensation expense	11,016	23,596
Non-qualified deferred compensation expenses (credits)	3,389	(4,357)
Impairment of goodwill	—	1,317,200
Impairment of intangible and tangible assets	—	47,069
Restructuring and other charges (credits)	13,543	(1,318)
Executive severance costs	—	9,232
Integration and acquisition-related costs	135	231
Amortization of debt discount	4,870	4,276
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income (expense), net	(3,177)	10,647
Loss on liquidation of subsidiary	—	9,327
Income tax expense from recording a valuation allowance against deferred tax assets	—	332,880
Income tax related to repatriation of foreign earnings	—	30,076
Income tax effect of the increase in United States net operating loss carryback period	(14,825)	—
Income tax effect of non-GAAP adjustments	(6,070)	(166,049)

Net income (loss) on a non-GAAP basis	$15,062	$(10,985)

*	Adjusted for the retrospective adoption of new accounting principles as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification.

	Years Ended
	January 2, 2010	January 3, 2009
Net Loss Reconciliation		(As Adjusted)*
(in thousands)	(unaudited)
Net loss on a GAAP basis	$(149,871)	$(1,856,715)
Amortization of acquired intangibles	19,941	44,185
Stock-based compensation expense	54,706	81,274
Non-qualified deferred compensation expenses (credits)	(644)	(7,321)
Impairment of goodwill	—	1,317,200
Impairment of intangible and tangible assets	—	47,069
Restructuring and other charges	31,376	46,447
Costs related to a withdrawn acquisition proposal	—	3,153
Write-off of acquired in-process technology	—	600
Executive severance costs	—	9,232
Integration and acquisition-related costs	665	995
Amortization of debt discount	19,104	16,460
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income (expense), net	6,738	26,515
Losses on the sale of shares of withdrawn acquisition target company stock	—	9,379
Loss on liquidation of subsidiary	—	9,327
Income tax expense from recording a valuation allowance against deferred tax assets	—	332,880
Income tax related to repatriation of foreign earnings	—	101,123
Income tax effect of the increase in United States net operating loss carryback period	(14,825)	—
Income tax effect of non-GAAP adjustments	16,812	(191,421)

Net loss on a non-GAAP basis	$(15,998)	$(9,618)

*	Adjusted for the retrospective adoption of new accounting principles as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification.

	Three Months Ended
	January 2, 2010	January 3, 2009
Diluted Net Income (Loss) per Share Reconciliation		(As Adjusted)*
(in thousands, except per share data)	(unaudited)
Diluted net income (loss) per share on a GAAP basis	$0.01	$(6.55)
Amortization of acquired intangibles	0.02	0.04
Stock-based compensation expense	0.04	0.09
Non-qualified deferred compensation expenses (credits)	0.01	(0.02)
Impairment of goodwill	—	5.28
Impairment of intangible and tangible assets	—	0.19
Restructuring and other charges (credits)	0.05	—
Executive severance costs	—	0.04
Amortization of debt discount	0.02	0.02
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income (expense), net	(0.01)	0.04
Loss on liquidation of subsidiary	—	0.04
Income tax expense from recording a valuation allowance against deferred tax assets	—	1.33
Income tax related to repatriation of foreign earnings	—	0.12
Income tax effect of the increase in United States net operating loss carryback period	(0.06)	—
Income tax effect of non-GAAP adjustments	(0.02)	(0.66)

Diluted net income (loss) per share on a non-GAAP basis	$0.06	$(0.04)

Shares used in calculation of diluted net income (loss) per share —GAAP (A)	265,093	249,481
Shares used in calculation of diluted net income (loss) per share —non-GAAP (A)	265,093	249,481

(A)	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income (loss) per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

*	Adjusted for the retrospective adoption of new accounting principles as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification.

	Years Ended
	January 2, 2010	January 3, 2009
Diluted Net Loss per Share Reconciliation		(As Adjusted)*
(in thousands, except per share data)	(unaudited)
Diluted net loss per share on a GAAP basis	$(0.58)	$(7.30)
Amortization of acquired intangibles	0.08	0.17
Stock-based compensation expense	0.21	0.32
Non-qualified deferred compensation expenses (credits)	—	(0.03)
Impairment of goodwill	—	5.18
Impairment of intangible and tangible assets	—	0.19
Restructuring and other charges	0.12	0.18
Costs related to a withdrawn acquisition proposal	—	0.01
Executive severance costs	—	0.04
Amortization of debt discount	0.07	0.06
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets — recorded in Other income (expense), net	0.03	0.10
Losses on the sale of shares of withdrawn acquisition target company stock	—	0.04
Loss on liquidation of subsidiary	—	0.04
Income tax expense from recording a valuation allowance against deferred tax assets	—	1.31
Income tax related to repatriation of foreign earnings	—	0.40
Income tax effect of the increase in United States net operating loss carryback period	(0.06)	—
Income tax effect of non-GAAP adjustments	0.07	(0.75)

Diluted net income (loss) per share on a non-GAAP basis	$(0.06)	$(0.04)

Shares used in calculation of diluted net loss per share —GAAP (A)	257,782	254,323
Shares used in calculation of diluted net loss per share —non-GAAP (A)	257,782	254,323

(A)	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income (loss) per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

*	Adjusted for the retrospective adoption of new accounting principles as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification.

     Investors are encouraged to look at the GAAP results as the best measure of financial performance. For example, amortization of intangibles or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.
     Although Cadence’s management finds the non-GAAP measures useful in evaluating the performance of Cadence’s business, reliance on these measures is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence’s management typically uses the non-GAAP earnings and earnings per share measures, in conjunction with the GAAP earnings and earnings per share measures, to address these limitations.
     Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its Web site.
     Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
     Beginning March 19, 2010, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s First Quarter 2010 Earnings Release is published, which is currently scheduled for April 28, 2010.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
January 2, 2010 and January 3, 2009
(In thousands)
(Unaudited)

	January 2, 2010	January 3, 2009
		(As Adjusted)*
Current Assets:
Cash and cash equivalents	$569,115	$568,255
Short-term investments	2,184	3,840
Receivables, net of allowances of $14,020 and $7,524, respectively	200,628	298,665
Inventories	24,165	28,465
Prepaid expenses and other	54,655	54,765

Total current assets	850,747	953,990

Property, plant and equipment, net of accumulated depreciation of $637,107 and $625,010, respectively	311,502	354,852
Acquired intangibles, net of accumulated amortization of $124,507 and $134,688, respectively	28,841	49,082
Installment contract receivables, net of allowances of $9,724 and $0, respectively	58,448	160,742
Other assets	161,049	161,187

Total Assets	$1,410,587	$1,679,853

Current Liabilities:
Accounts payable and accrued liabilities	150,207	261,099
Current portion of deferred revenue	247,691	303,111

Total current liabilities	397,898	564,210

Long-Term Liabilities:
Long-term portion of deferred revenue	92,298	130,354
Convertible notes	436,012	416,572
Other long-term liabilities	376,006	382,004

Total long-term liabilities	904,316	928,930

Stockholders’ Equity	108,373	186,713

Total Liabilities and Stockholders’ Equity	$1,410,587	$1,679,853

*	Adjusted for the retrospective adoption of new accounting principles, as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification, on the first day of fiscal 2009.

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Three Months and Years Ended January 2, 2010 and January 3, 2009
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	January 2,	January 3,	January 2,	January 3,
	2010	2009	2010	2009
		(As Adjusted)*		(As Adjusted)*
Revenue:
Product	$114,478	$94,238	$400,773	$516,603
Services	22,871	34,735	106,555	133,498
Maintenance	82,930	98,362	345,304	388,513

Total revenue	220,279	227,335	852,632	1,038,614

Costs and Expenses:
Cost of product	8,286	11,062	32,114	50,303
Cost of services	20,934	25,254	90,536	103,337
Cost of maintenance	11,170	12,951	46,593	55,840
Marketing and sales	72,230	84,393	286,833	358,409
Research and development	81,309	99,984	354,703	457,913
General and administrative	21,337	46,424	122,648	152,032
Amortization of acquired intangibles	2,726	5,526	11,420	22,732
Impairment of goodwill	—	1,317,200	—	1,317,200
Impairment of intangible and tangible assets	—	47,069	—	47,069
Restructuring and other charges (credits)	13,543	(1,318)	31,376	46,447
Write-off of acquired in-process technology	—	—	—	600

Total costs and expenses	231,535	1,648,545	976,223	2,611,882

Loss from operations	(11,256)	(1,421,210)	(123,591)	(1,573,268)

Interest expense	(7,280)	(6,706)	(28,872)	(27,402)
Other income (expense), net	4,723	(13,142)	(1,042)	(16,843)

Loss before provision (benefit) for income taxes	(13,813)	(1,441,058)	(153,505)	(1,617,513)

Provision (benefit) for income taxes	(15,603)	193,047	(3,634)	239,202

Net income (loss)	$1,790	$(1,634,105)	$(149,871)	$(1,856,715)

Basic net income (loss) per share	$0.01	$(6.55)	$(0.58)	$(7.30)

Diluted net income (loss) per share	$0.01	$(6.55)	$(0.58)	$(7.30)

Weighted average common shares outstanding — basic	260,752	249,481	257,782	254,323

Weighted average common shares outstanding — diluted	265,093	249,481	257,782	254,323

*	Adjusted for the retrospective adoption of new accounting principles, as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification, on the first day of fiscal 2009.

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended January 2, 2010 and January 3, 2009
(In thousands)
(Unaudited)

	Years Ended
	January 2,	January 3,
	2010	2009
		(As Adjusted)*
Cash and Cash Equivalents at Beginning of Period	$568,255	$1,062,920

Cash Flows from Operating Activities:
Net loss	(149,871)	(1,856,715)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of goodwill	—	1,317,200
Impairment of intangible and tangible assets	—	47,069
Depreciation and amortization	93,139	126,489
Amortization of debt discount and fees	20,912	18,019
Stock-based compensation	54,706	81,274
Equity in loss from investments, net	481	945
(Gain) loss on investments, net	(1,292)	15,263
Gain on sale and leaseback of land and buildings	(122)	(185)
Write-down of investment securities	5,207	16,653
Write-off of acquired in-process technology	—	600
Loss on liquidation of subsidiary	—	9,327
Tax benefit of call options	—	4,389
Impairment of property, plant and equipment	6,730	2,170
Deferred income taxes	(3,438)	198,784
Proceeds from the sale of receivables, net	5,827	52,232
Provisions for losses on trade and installment contract receivables and sales returns	20,947	4,578
Other non-cash items	(995)	2,086
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	61,966	(31,205)
Installment contract receivables	114,346	79,635
Inventories	3,896	2,584
Prepaid expenses and other	(1,393)	(4,618)
Other assets	12,044	(2,778)
Accounts payable and accrued liabilities	(94,851)	(42,882)
Deferred revenue	(95,135)	25,648
Other long-term liabilities	(27,467)	3,724

Net cash provided by operating activities	25,637	70,286

Cash Flows from Investing Activities:
Proceeds from the sale of available-for-sale securities	4,135	56,529
Purchases of available-for-sale securities	—	(62,447)
Proceeds from the sale of long-term investments	—	4,028
Proceeds from the sale of property, plant and equipment	3,864	—
Purchases of property, plant and equipment	(41,308)	(97,290)
Purchases of software licenses	(774)	(2,388)
Investment in venture capital partnerships and equity investments	(2,300)	(4,386)
Cash paid in business combinations and asset acquisitions, net of cash acquired, and acquisition of intangibles	(14,126)	(20,931)

Net cash used for investing activities	(50,509)	(126,885)

Cash Flows from Financing Activities:
Proceeds from receivable sale financing	—	17,970
Principal payments on receivable sale financing	(2,467)	(793)
Payment of convertible notes due 2023	—	(230,207)
Tax benefit from employee stock transactions	1,383	483
Proceeds from issuance of common stock	28,010	48,192
Stock received for payment of employee taxes on vesting of restricted stock	(5,959)	(5,114)
Purchases of treasury stock	—	(273,950)

Net cash provided by (used for) financing activities	20,967	(443,419)

Effect of exchange rate changes on cash and cash equivalents	4,765	5,353

Increase (decrease) in cash and cash equivalents	860	(494,665)

Cash and Cash Equivalents at End of Period	$569,115	$568,255

*	Adjusted for the retrospective adoption of new accounting principles, as required by the “Debt with Conversion and Other Options” subtopic of the FASB Accounting Standards Codification, on the first day of fiscal 2009.

Cadence Design Systems, Inc.
As of February 3, 2010
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Loss Per Share
(Unaudited)

	Three Months Ending	Year Ending
	April 3, 2010	January 1, 2011
	Forecast	Forecast
Diluted net loss per share on a GAAP basis	$(0.10) to $(0.08)	$(0.29) to $(0.19)

Amortization of acquired intangibles	0.02	0.04
Stock-based compensation expense	0.04	0.18
Restructuring and other charges	—	—
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	—	—
Amortization of debt discount	0.02	0.08
Income tax effect of non-GAAP adjustments	0.02	0.04

Diluted net income per share on a non-GAAP basis	$0.00 to $0.02	$0.05 to $0.15

Cadence Design Systems, Inc.
As of February 3, 2010
Impact of Non-GAAP Adjustments on Forward Looking Net Loss
(Unaudited)

	Three Months Ending	Year Ending
	April 3, 2010	January 1, 2011
($ in Millions)	Forecast	Forecast
Net loss on a GAAP basis	$(26) to $(20)	$(78) to $(52)

Amortization of acquired intangibles	5	12
Stock-based compensation expense	11	48
Restructuring and other charges	—	1
Equity in losses from investments, write-down of investments, gains and losses on non-qualified deferred compensation plan assets	—	1
Amortization of debt discount	5	21
Income tax effect of non-GAAP adjustments	5	10

Net income on a non-GAAP basis	$0 to $6	$15 to $41

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2007					2008					2009
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	48%	52%	41%	50%	49%	43%	48%	43%	45%	45%	42%	48%	43%	51%	46%
Europe	15%	17%	25%	17%	18%	24%	21%	23%	22%	22%	24%	21%	20%	24%	22%
Japan	27%	14%	22%	22%	21%	21%	19%	20%	18%	20%	19%	17%	23%	12%	18%
Asia	10%	17%	12%	11%	12%	12%	12%	14%	15%	13%	15%	14%	14%	13%	14%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2007					2008					2009
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Functional Verification	24%	24%	20%	26%	24%	22%	25%	22%	17%	22%	20%	23%	21%	22%	22%
Digital IC Design	26%	29%	27%	27%	27%	24%	24%	20%	26%	24%	19%	24%	19%	22%	21%
Custom IC Design	24%	24%	32%	25%	27%	26%	23%	26%	23%	24%	26%	25%	28%	28%	27%
Design for Manufacturing	7%	7%	6%	6%	6%	5%	7%	7%	7%	6%	9%	5%	9%	7%	7%
System Interconnect	10%	8%	7%	9%	8%	11%	10%	11%	12%	11%	12%	10%	11%	11%	11%
Services & Other	9%	8%	8%	7%	8%	12%	11%	14%	15%	13%	14%	13%	12%	10%	12%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance

Cadence Design Systems, Inc.
Impact of Retrospective Adoption of the “Debt with Conversion and Other Options”
Subtopic of the FASB Accounting Standards Codification
On Previously Reported Condensed Consolidated Balance Sheets as of January 3, 2009
(In thousands)
(Unaudited)

	As of January 3, 2009
	As Previously			As
	Reported	Adjustments		Adjusted
Current assets	$954,548	$(558	)(A)	$953,990
Property, plant and equipment, net	351,961	2,891	(B)	354,852
Acquired intangibles, net	49,082	—		49,082
Installment contract receivables	160,742	—		160,742
Other assets	162,381	(1,194	)(C)	161,187

Total Assets	$1,678,714	$1,139		$1,679,853

Current liabilities	$564,210	$—		$564,210

Long-Term Liabilities:
Long-term portion of deferred revenue	130,354	—		130,354
Convertible notes	500,178	(83,606	)(D)	416,572
Other long-term liabilities	382,004	—		382,004

Total long-term liabilities	1,012,536	(83,606)		928,930

Stockholders’ Equity:
Common stock and capital in excess of par value	1,562,079	97,223	(E)	1,659,302
Treasury stock, at cost	(695,152)	—		(695,152)
Accumulated deficit	(802,201)	(12,478	)(F)	(814,679)
Accumulated other comprehensive income	37,242	—		37,242

Total stockholders’ equity	101,968	84,745		186,713

Total Liabilities and Stockholders’ Equity	$1,678,714	$1,139		$1,679,853

(A)	This amount represents the cumulative adjustments to the current portion of debt issuance costs associated with Cadence’s Convertible Senior Notes.

(B)	This amount represents the cumulative capitalized interest related to the amortization of debt discount.

(C)	This amount represents the cumulative adjustments to the long-term portion of debt issuance costs associated with Cadence’s Convertible Senior Notes and the cumulative impact on the net deferred tax assets related to the amortization of debt discount.

(D)	This amount represents the remaining unamortized debt discount on Cadence’s Convertible Senior Notes as of January 3, 2009.

(E)	This amount represents the equity component of Cadence’s Convertible Senior Notes, net of tax adjustments to the tax benefit of call options, due to the amortization of debt discount.

(F)	This amount represents the cumulative Net loss impact of the amortization of debt discount and the associated tax adjustments since inception of Cadence’s Convertible Senior Notes.
Cadence Design Systems, Inc.
Impact of Retrospective Adoption of the “Debt with Conversion and Other Options”
Subtopic of the FASB Accounting Standards Codification
On Previously Reported Condensed Consolidated Statements of Operations
For the Three Months and Year Ended January 3, 2009
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 3, 2009
	As Previously			As
	Reported	Adjustments		Adjusted
Revenue	$227,335	$—		$227,335
Costs and expenses	1,648,545	—		1,648,545

Loss from operations	(1,421,210)	—		(1,421,210)

Interest expense	(2,559)	(4,147	)(G)	(6,706)
Other expense, net	(13,142)	—		(13,142)

Loss before provision for income taxes	(1,436,911)	(4,147)		(1,441,058)

Provision for income taxes	202,044	(8,997	)(H)	193,047

Net loss	$(1,638,955)	$4,850		$(1,634,105)

Basic and diluted net loss per share	$(6.57)			$(6.55)

	Year Ended January 3, 2009
	As Previously			As
	Reported	Adjustments		Adjusted
Revenue	$1,038,614	$—		$1,038,614
Costs and expenses	2,611,882	—		2,611,882

Loss from operations	(1,573,268)	—		(1,573,268)

Interest expense	(11,614)	(15,788	)(G)	(27,402)
Other expense, net	(16,843)	—		(16,843)

Loss before provision for income taxes	(1,601,725)	(15,788)		(1,617,513)

Provision for income taxes	252,313	(13,111	)(H)	239,202

Net loss	$(1,854,038)	$(2,677)		$(1,856,715)

Basic and diluted net loss per share	$(7.29)			$(7.30)

(G)	This amount represents the amortization of debt discount, net of the decrease in interest expense associated with the debt issuance costs.

(H)	This amount represents the tax adjustments associated with the increased expense during the period.